                                                                Exhibit 4.16



                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made by American Psych Systems, Inc., a Delaware corporation (the "Company"), for the benefit of KBL Healthcare, Inc. ("KBL") and its designees listed on Schedule I hereto.

                                    RECITALS

      A. KBL is acting as the Company's exclusive placement agent in connection with a private offering (the "Offering") of up to an aggregate of 1,850,000 Units of the Company (the "Units"), each Unit consisting of one share of the Company's common stock, $.001 par value (the "Common Stock"), and a warrant to purchase one-quarter share of Common Stock, all upon the terms set forth in the Confidential Private Placement Memorandum dated February 15, 1994 (the "Memorandum").

      B. As part of KBL's compensation for its services as placement agent (the "Placement Agent") in the Offering, if subscriptions to purchase at least 750,000 Units have been received from prospective investors prior to the expiration of the Offering Period (as defined in the Memorandum) and accepted by the Company, KBL and its designees shall receive UPOs (as defined in the Memorandum) and Consulting Warrants (as defined in the Memorandum) in the amounts set forth therein.

      C. As further inducement for KBL to act as Placement Agent in the Offering, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"'), with respect to the Common Stock included in the UPOs (the "UPO Shares"), the Common Stock issuable upon the exercise or conversion of the UPO Warrants underlying the UPOs (the "UPO Warrant Shares") and the Common Stock issuable upon the exercise or conversion of the Consulting Warrants (the "Consulting Warrant Shares"), in accordance with the terms hereof.

                                   AGREEMENTS

      The Company and KBL and its designees covenant and agree as follows:

      1.    REGISTRATION RIGHTS.

            1.1   CERTAIN DEFINITIONS.

            As used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

                  (b) "FORM S-3" shall mean Form S-3 issued by the Commission or any substantially similar form then in effect.

                  (c) "HOLDER" shall mean, individually, any holder of outstanding Registrable Securities and collectively, the holders of outstanding Registrable Securities, but only if such holder or holders is KBL or a designee of KBL or an assignee or transferee of registration rights as permitted by
Section 3.

                  (d) The terms "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Act ("Registration Statement"), and the declaration or ordering by the Commission of the effectiveness of such Registration Statement.

                  (e) "REGISTRABLE SECURITIES" shall mean the UPO Shares, the UPO Warrant Shares and the Consulting Warrant Shares, so long as certificates representing the same are required to bear the restrictive legend set forth in Section B(10) of the Subscription Agreement.

                  (f) "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Section 1, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such Registration.

                  (g) "RESTRICTION TERMINATION DATE" shall mean, with respect to any Registrable Securities, the date on which the Company shall have notified the Holder of such Registrable Securities in writing that it has determined that such Registrable Securities may be sold pursuant to Rule 144 (or any successor provision) without restriction under Rule 144(e) thereof, and, based upon such determination, the legend shall have been removed.

                  (h) "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

                  Capitalized terms used but not defined herein shall have the meanings set forth in the Memorandum.

            1.2   REQUEST FOR REGISTRATION

                  1.2.1 REQUEST AND FILING. If the Company shall receive a written request from one or more holders of Registrable Securities holding at least twenty percent (20%) of the outstanding Registrable Securities (assuming the exercise of the UPOs, the UPO Warrants and the Consulting Warrants) to register all or part of such holders' Registrable Securities (but not less than twenty percent (20%) of the outstanding Registrable Securities (assuming the exercise of the UPOs, the UPO Warrants and the Consulting Warrants)), the Company shall, as promptly as practicable, but in no event later than ninety
(90) days after the date on which the request for registration was given to the Company, prepare and file with the Commission a Registration Statement sufficient to permit the public offering and sale of such Registrable Securities and the Registrable Securities of any other Holders who notify the Company within ten (10) days after receiving notice from the Company of such request, and will use its best efforts through its officers, directors, auditors and counsel to cause such Registration Statement to become effective as promptly as practicable and to maintain the effectiveness thereof for at least nine months; PROVIDED, HOWEVER, that the Company shall not be obligated to file such a Registration Statement covering the Registrable Securities until twelve months following the completion of its initial public offering and, PROVIDED, FURTHER, that the Company shall only be obligated to file one demand Registration Statement for which all Registration Expenses incurred in connection with such Registration shall be borne by the Company. The Company covenants and agrees to give written notice of any registration request under this Section 1.2 by any Holder or Holders to all other holders of Registrable Securities within ten (10) days from the data of the receipt of any such registration request. Unless the Holder or Holders of a majority in interest of the Registrable Securities requested to be Registered (assuming the exercise of the UPOs, the UPO Warrants and the

Consulting Warrants) shall give their written consent, no other party, including the Company (but excluding other holders of Registrable Securities), shall be permitted to offer securities under any such demand registration. A Registration Statement will not count as the one required demand Registration Statement until it has become effective. In addition to the foregoing, at such time as it becomes eligible to do so the Company shall file a Registration Statement covering all of the Registrable Securities eligible to be registered on such Form on Form S-3, and shall use its best efforts to cause such Registration Statement to become effective as promptly as practicable, and to maintain the effectiveness thereof until the Restriction Termination Date. Notwithstanding the foregoing, the Company shall have no obligation to comply with the foregoing provisions of this Section 1.2 if, in the opinion of counsel to the Company reasonably acceptable to the person or persons from whom, or on whose behalf; such written request has been received, registration under the Act is not required for the transfer of the Registrable Securities in the amount and manner proposed by such person or persons.

                  1.2.2 UNDERWRITTEN OFFERING. If (but without any obligation to do so) the Registrable Securities are included in an underwritten offering, the Company and the Holders of Registrable Securities shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company.

            1.3 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to Register at any time prior to the Restriction Termination Date (including for this purpose a Registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the underwritten public offering of such securities solely for cash (other than a Registration of securities in connection with mergers, acquisitions, exchange offers, distributions to the Company's stockholders, or stock option or other employee benefit plans or a Registration in any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at each such time, promptly give the Holders written notice of such Registration. Upon the written request of a Holder given within fifteen (15) days after mailing of such notice by the Company, the Company shall, subject to the following provisions, use all reasonable efforts to cause to be included in such Registration all of the Registrable Securities that Holder has requested to be included.

      The Company shall not be required under this Section 1.3 to include any of a Holder's securities in an underwritten offering of the Company's securities unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the managing underwriters, interfere with the successful marketing of the offering by the Company; PROVIDED, HOWEVER, that any reduction of the amount of securities to be included in such offering shall not represent a greater fraction of the number of securities intended to be offered by holders of Registrable Securities than the fraction of similar reductions imposed on such other persons or entities (but not the Company) with respect to the amount of securities they intended to offer in such offering.

            1.4 BLUE SKY. In the event of any Registration pursuant to this Agreement, the Company will exercise its best efforts to Register and qualify the Registrable Securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders for the distribution of such securities; PROVIDED, HOWEVER, that the Company shall not be required to qualify to do business, to file a general consent to service of process or to subject itself to taxation in any state or jurisdiction in which it is not now qualified. The Company will furnish to the Holders written advice of its counsel with respect to registration or exemption of such Registrable Securities in such jurisdictions.

            1.5 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with a Registration pursuant to this Agreement shall be borne by the Company. All Selling Expenses shall be borne by the Holders.

            1.6   REGISTRATION PROCEDURES.

                  1.6.1 ADVICE BY COMPANY. The Company will keep each Holder advised as to the initiation and completion of such Registration. At its expense the Company will (i) use its best efforts to keep such Registration effective until nine months after the effective date of the Registration Statement in the case of a Registration on other than a Form S-3 and, in the case of any other Registration, on the earlier of (a) the date on which the Holders have completed the distribution described in the Registration Statement or (b) the Restriction Termination Date with respect to such securities; and (ii) furnish such number of prospectuses (including preliminary prospectuses) and other documents as the Holders from time to time may reasonably request.

                  1.6.2 AMENDMENTS. The Company will promptly prepare and file with the Commission such amendments and prospectus supplements, including post-effective amendments, to the Registration Statement as the Company determines may be necessary or appropriate, and use its best efforts to have such post-effective amendments declared effective as promptly as practicable; cause the related prospectus to be supplemented by any prospectus supplement, and as so supplemented, to be filed with the Commission; and notify the Holders of any securities included in such Registration Statement and the underwriter thereof, if any, promptly when a prospectus, any prospectus supplement or post-effective amendment must be filed or has been filed and, with respect to any post-effective amendment, when the same has become effective.

                  1.6.3 UNDERWRITTEN OFFERINGS. In connection with an underwritten offering in which the Registrable Securities are included, at the request of the Holders owning a majority in interest of the Registrable Securities requested to be sold (assuming the exercise of the Warrants), on the date that such Registrable Securities are delivered to the underwriters for sale pursuant to such Registration in an underwritten offering, the Company will (a) furnish (i) an opinion, dated as of such date, of the independent counsel representing the Company for the purposes of such Registration, addressed to the underwriter, in a customary form and covering matters of the type customarily covered in such legal opinions; and (ii) a comfort letter dated as of such date, from the independent certified public accountants of the Company addressed to the underwriter in a customary form and covering matters of the type customarily covered by such comfort letters; such opinion of counsel shall additionally cover such other legal matters with respect to the Registration in respect of which such opinion is being given as such underwriter may reasonably request and such letter from the independent, certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five business days prior to the date of such letter) with respect to the Registration in respect of which such letter is being given as such underwriter may reasonably request; and b) with such Holders, enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

            1.7 INFORMATION FURNISHED BY HOLDER. It shall be a condition precedent to the Company's obligations under this Agreement as to any holder that each Holder furnish to the Company in writing such information regarding such

Holder and the distribution proposed by such Holder as the Company may reasonably request.

            1.8   INDEMNIFICATION.

                  1.8.1 COMPANY'S INDEMNIFICATION OF HOLDERS. The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Act or
Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each of its officers, directors, constituent partners, and each person who controls any underwriter against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or any related Registration Statement incident to any such Registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration; and the Company will reimburse each such Holder, each such underwriter and each person who controls any such Holder or underwriter, for any legal and say other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; PROVIDED, HOWEVER, that the indemnity contained in this Section 1.8.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld or delayed); and PROVIDED, FURTHER, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder, underwriter or controlling person for use in connection with the offering of securities of the Company. Notwithstanding the above, the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus, such indemnity agreement shall not inure to the benefit of any underwriter or any Holder, if there is no underwriter, if a copy of the final prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act if the final prospectus corrected the untrue statement or omission or alleged untrue statement or omission.

                  1.8.2 HOLDERS' INDEMNIFICATION OF COMPANY. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which a Registration is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and each other Holder, its officers, directors, constituent partners and each person controlling such other Holders, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement or related prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Company, each other Holder, such directors, officers, partners, persons, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement or prospectus in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of securities of the Company; PROVIDED, HOWEVER, that each Holder's liability under this
Section 1.8.2 shall not exceed such Holder's proceeds from the offering of Registrable Securities made in connection with such Registration.

                  1.8.3 INDEMNIFICATION PROCEDURE. Promptly alter receipt by an indemnified party under this Section 1.8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is be made against an indemnifying party under this Section 1.8, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim and shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, the parties entitled to indemnification shall have the right to employ separate counsel (reasonably satisfactory to the indemnifying party) to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such indemnified parties unless the named parties to such action or proceedings include both the indemnifying party and the indemnified parties and the indemnifying party or such indemnified parties shall have been advised by counsel that there are one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the reasonable expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party, as the case may be, it being understood, however, that the indemnifying party shall not, in connection with any such action or proceeding or separate or substantially similar or related action or proceeding in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate counsel at any time for the indemnifying party and all indemnified parties, which counsel shall be designated in writing by the Holders owning a majority in interest of the Registrable Securities participating in the offering of securities (assuming the exercise of the UPOs, the UPO Warrants and the Consulting Warrants)). If the indemnifying party withholds consent to a settlement or proposed settlement by the indemnified party, it shall acknowledge to the indemnified party its indemnification obligations hereunder.

                  1.8.4 CONTRIBUTION. If the indemnification provided for in this Section 1.8 from an indemnifying party is unavailable to an indemnified party hereunder in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party and the parties' relative intent, knowledge, access to information supplied by such indemnifying party or indemnified party and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action, suit, proceeding or claim. In no event shall the amount of any such contribution payable by a Holder exceed the amount payable by that Holder under Section 1.8.2 hereunder.

            1.9 NO-ACTION LETTER OR OPINION COUNSEL IN LIEU OF Registration. Notwithstanding anything else in this Agreement, if the Company shall have obtained from the Commission a "no-action" letter in which the Commission has indicated that it will take no action if, without Registration under the Act, any Holder disposes of Registrable Securities covered by any request for Registration made under this Section in the specific manner in which such Holder proposes to dispose of the Registrable Securities included in such request (including, without limitation, inclusion of such Registrable Securities in an underwriting initiated by the Company, or if in the opinion of counsel for the Company concurred in by counsel for the Holders, which concurrence shall not be unreasonably withheld, no Registration under the Act is required in connection with such disposition, the Registrable Securities included in such request shall not be eligible for Registration under this Agreement; PROVIDED, HOWEVER, that any Registrable Securities not so disposed of shall be eligible for Registration in accordance with the terms of this Agreement with respect to other proposed dispositions to which this Section 1.9 does not apply. In addition, the obligation of the Company to file or maintain the effectiveness of any Registration Statement under this Section 1 shall be suspended with respect to any Registrable Securities held by a Holder at any time following the Restriction Termination Date with respect to such Registrable Securities.

      2. COVENANTS OF THE COMPANY. In connection with the Registration of the Registrable Securities pursuant to this Agreement, the Company agrees to:

            (a) Notify each Holder, at any time when a prospectus relating to Registrable Securities covered by the Registration Statement is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Company shall use its best efforts to promptly amend or supplement the Registration Statement to correct any such untrue statement or omission.

            (b) Notify each Holder who holds Registrable Securities being sold (or in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order suspending the effectiveness of the

Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

            (c) Permit a single firm of counsel, designated as selling shareholders' counsel by the holders of a majority in interest of the Registrable Securities being sold (assuming the exercise of the UPOs, the UPO Warrants and the Consulting Warrants), to review the Registration Statement and all amendments and, supplements thereto a reasonable period of time prior to their filing, and shall not file any document in a form to which such counsel reasonably objects.

            (d) Make available for inspection by any Holder, any underwriters participating in the offering pursuant to the Registration Statement and the counsel, accountants or other agents retained by any Holder or any such underwriter, all pertinent financial and other records, corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by a Holder or any such underwriters in connection with the Registration Statement.

            (e) If the Common Stock is then listed on a national securities exchange, use its best efforts to cause the Registrable Securities to be listed on such exchange if the listing of such Registrable Securities is then permitted under the rules of such exchange, or if the Common Stock is not then listed on a national securities exchange, use its best efforts to facilitate the quotation of the Common Stock on NASDAQ.

            (f) Take all actions reasonably necessary to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be sold pursuant to the Registration Statement and to enable such certificates to be in such denominations and registered in such names as the Holders or any underwriters may reasonably request.

            (g) Take all other actions reasonably necessary to expedite and facilitate disposition by the Holders of the Registrable Securities pursuant to the Registration Statement.

            (h) With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Commission that may at any time permit the Holders to sell securities of the Company to the public without registration, the Company agrees to:

                  (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                  (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

                  (iii) furnish to each Holder, so long as such Holder owns any
            Registrable Securities, forthwith upon request (a) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (c) such other information as may be reasonably requested in availing the Holders of any rule or regulation of the Commission which permits the selling of any such securities without registration.

      3. ASSIGNMENT OF REGISTRATION RIGHTS. The right to cause the Company to Register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Holders to transferees or assignees of such securities; PROVIDED, that (a) the Company is, within a reasonable time after such transfer, furnished written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being assigned, (b) such assignment is in accordance with and permitted by all other agreements between the transferor or assignor and the Company, and (c) immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act and (3) immediately following such transfer such transferee or assignee shall hold 10,000 Registrable Securities (assuming the exercise of all UPOs, UPO Warrants and Consulting Warrants held by such transferee or assignee).

      4.    MISCELLANEOUS.

            (a) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed (i) if to the Company, at American Psych Systems, Inc., One Democracy Plaza, 6701 Democracy Boulevard, Suite 410, Bethesda, Maryland 20817 Attention: Kenneth Kessler, M.D., President, (ii) if to KBL Healthcare, Inc., at 645 Madison Avenue, 14th Floor, New York, New York 10022, Attention: Marlene R. Krauss, M.D., Chairman and Chief Executive Officer, and (iii) if to a Holder other than KBL, at the address set forth under his or her name on Schedule I hereto, or at such other address as each such party furnishes by notice given in accordance with this Section 4(a).

            (b) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, will not operate as a waiver thereof. No waiver will be effective unless and until it is in writing and signed by the party giving the waiver.

            (c) This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

            (d) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing executed by the Company and Holders who the hold a majority in interest of the Registrable Securities (assuming exercise of the UPOs, the UPO Warrants and the Consulting Warrants). Any amendment or waiver effected in accordance with this Section 4(d) shall be binding upon the Holders and the Company.

            (e) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities.

If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities the Company shall be entitled to act upon the basis of instructions, notice or election received from registered owner of such Registrable Securities.

DATED this 20th day of March, 1994.

AMERICAN PSYCH SYSTEMS, INC.


By: /s/ Kenneth Kessler
   ---------------------------------
      Kenneth Kessler, M.D.
      President

KBL HEALTHCARE, INC.

/s/ Marlene Krauss
------------------------------------
Marlene R. Krauss, M.D.
Chairman and Chief Executive Officer

/s/ Jordan Davis
------------------------------------
Jordan S. Davis

/s/ Irene French
------------------------------------
Irene B. French

/s/ Daniel Lubin
------------------------------------
Daniel C. Lubin